Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

     We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 2004, for The Exploration Company of Delaware, Inc. in accordance with the requirements of the Securities Exchange Act of 1934, with the inclusion in such Annual Report of our reserve report incorporated therein, and references to our name in the form and context in which they appear.

DeGOLYER and MacNAUGHTON

By: /s/

Dallas, Texas
March 15, 2005